Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 11, 2003 accompanying the consolidated financial statements of eMagin Corporation and subsidiaries included in the Annual Report on Form 10-K/A for the year ended December 31, 2002, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.





/S/ Grant Thornton
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GRANT THORNTON LLP



New York, New York
December 5, 2003